UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): 9/18/2006
TRI-ISTHMUS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
149 South Barrington Avenue, Suite 808, Los Angeles, California 90049
(Address of principal executive offices) (Zip code)
(818) 887-6659
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
SERIES 5-A PREFERRED STOCK
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Series 5-A Preferred Stock and Warrant Purchase Agreement
Form of Common Stock Purchase Warrant

Item 1.01. Entry into a Material Definitive Agreement.
     On September 18, 2006, Tri-Isthmus Group, Inc. (the “Company”) entered into a Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of September 18, 2006 (the “Purchase Agreement”), pursuant to which the Company issued and sold 364 shares of a previously created class of preferred stock, known as Series 5-A Convertible Preferred Stock, and warrants to purchase an aggregate of 218,400 shares of common stock to a group of investors led by Hope & Abel Investments, LLC of Los Angeles, California (the “Lead Investor” and together with the other investors identified in the Purchase Agreement, the “Investors”), in exchange for an aggregate purchase price of US$364,000 (the “Financing”). The Purchase Agreement is described in more detail under Item 3.02 below. A copy of the Purchase Agreement is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
     Set forth in this Current Report on Form 8-K is a summary of the material terms of the Financing, which summary is qualified by reference to the full text of the underlying documents which have been filed as exhibits to this Current Report Form 8-K. The information disclosed in this Form 8-K is provided pursuant to the periodic reporting requirements of the U.S. Federal securities laws and is not intended to constitute an offer to sell or a solicitation of an offer to buy any securities.
Item 3.02. Unregistered Sales of Equity Securities.
     On September 18, 2006, and in accordance with the terms of the Purchase Agreement, we completed the Financing and issued and sold 364 shares of Series 5-A Convertible Preferred Stock and warrants to acquire 218,400 shares of common stock to the Investors.
     The 364 shares of Series 5-A Preferred stock have an initial conversion price of $0.3125 per share and in the aggregate are convertible into 1,164,800 shares of common stock, representing approximately 12% of the Company’s common stock, on a fully diluted basis. The related warrants have an initial exercise price of $0.50 per share and, if exercised, in the aggregate would be exercisable into 218,400 shares of common stock, representing approximately 2% of the Company’s common stock, on a fully diluted basis.
     All of the securities sold in the Financing were sold in a private placement to “accredited investors,” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). We relied on the exemptions from the registration requirements of the Securities Act provide by Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act. Each Investor represented in writing to us that they were an “accredited investor.” No placement agent, broker or finder was involved in this Financing.
SERIES 5-A PREFERRED STOCK
     DIVIDENDS. The holders of Series 5-A Preferred Stock are entitled to receive cash dividends in an amount equal to $40 per share annually, out of any assets legally available for that purpose, prior and in preference to any declaration or payment of any dividend on our common stock, payable if and when a dividend is declared by our Board of Directors. The foregoing preference does not apply, however, to any dividend payable in our common stock or other securities and rights convertible into or entitling the holder of those securities to receive, directly or indirectly, additional shares of our common stock. These dividends are not cumulative. No dividend may be declared and paid upon shares of Series 5-A Preferred Stock in any fiscal year unless dividends equal to any dividends declared and payable to the holders of our common stock have first been paid upon or declared and set aside for payment to the holders of shares of our Series 1-A and 2-A Convertible Preferred Stock for such fiscal year. No undeclared or unpaid dividend on the Series 5-A Preferred Stock shall ever bear interest.
     LIQUIDATION. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, the holders of Series 5-A Preferred Stock shall be entitled to receive, after distribution of all amounts due to the holders of our Series 1-A Convertible Preferred Stock and Series 2-A Convertible Preferred Stock but prior and in preference to any distribution of any of our assets or surplus funds to the holders of our common stock, a preference amount. The preference amount per share of Series 5-A Preferred Stock is equal to the sum of (a) the original issue price, which initially is US$1,000 (as adjusted for stock splits, stock dividends, combinations and the like), plus (b) an amount equal to all declared but unpaid dividends on such share, if any, but only to the extent of our retained earnings. A liquidation, dissolution or winding up of our company is deemed to include the acquisition of our company or a sale of all or substantially all of our assets, unless, in each case, our stockholders immediately prior to such acquisition or sale will, immediately after such acquisition or sale, hold a majority of the voting power of the surviving or acquiring entity.
     REDEMPTION. We have the right to redeem any or all of the outstanding shares of the Series 5-A Preferred Stock at any time upon five business days’ prior notice. The redemption price is (i) 120% of the original issue price if the redemption occurs during the first twelve months following the Closing Date (as defined in the Certificate of Designation); (ii) 110% of the original issue price if the redemption occurs during the second twelve months following the Closing Date; (iii) 105% of the original issue price if the redemption occurs during the period starting on the completion of the twenty-fourth month and ending on the forty-eight month following the Closing Date; and (iv) the original issue price if the redemption occurs after the completion of the forty-eight month following the Closing Date. The Certificate of Designations for the Series 5-A Preferred Stock, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference, sets forth additional provisions if the foregoing redemption would result in an impairment of our capital under Delaware law. If and as long as a “triggering event” specified in the Certificate of Designations for the Series 5-A Preferred Stock has occurred and remains in effect, the holders of a majority of the outstanding shares of Series 5-A Preferred Stock have the right, at such holders’ option, to require us to redeem all of such holders’ shares of Series 5-A Preferred Stock at a price per share equal to the original issue price plus an amount equal to any declared but unpaid dividends on such shares by delivery of written notice to us. A triggering event means the occurrence of any of the following events:
•	the registration statement described below under the sub-heading “Other Purchase Agreement Terms — Registration Rights” is not declared effective by the SEC on or before the date which is fifteen (15) months following the Closing Date or, during the “effectiveness period” as defined in the Certificate of Designations for the Series 5-A Preferred, an effective registration statement is not on file with the SEC for any reason (including, without limitation, the issuance of a stop order) for a period of twenty (20) consecutive trading days; provided, that a triggering event shall not be deemed to occur if the failure to have an effective registration statement on file is (x) due to factors within the control of the holders of the Series 5-A Preferred Stock (including a failure to make a demand for registration of the resale of the Series 5-A Preferred Stock) or (y) the result of a “permitted black-out period” under the Certificate of Designations;
•	our common Stock is not listed or eligible for quotation on one of the NASDAQ, the OTC Bulletin Board, Nasdaq Small Cap Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., for a period of five (5) consecutive trading days;
•	our issuance of a written notice to any holder of Series 5-A Preferred Stock, including by way of public announcement, at any time, of our inability to comply or its intention not to comply with proper requests for conversion of any Series 5-A Preferred Stock into shares of common stock;
•	our failure to comply with a properly tendered notice of conversion within ten (10) business days after the receipt by us of such a notice; or
•	we breach any provision of the Certificate of Designation for the Series 5-A Preferred Stock and such breach is not cured within a reasonable period of time following notice of such breach, except to the extent that such breach would not have a material adverse effect on any holder of Series 5-A Preferred Stock.
     VOTING RIGHTS. The holder of each share of Series 5-A Preferred Stock shall have the right to one vote for each share of common stock to which such Series 5-A Preferred Stock could then be converted, and with respect to such vote, the holder has full voting rights and powers equal to the voting rights and powers of the holders of common stock. Holders of Series 5-A Preferred Stock shall be entitled to vote, together with holders of common stock, on any matter upon which the holders of common stock have the right to vote.
     CONVERSION. The Series 5-A Preferred Stock will be convertible, at the option of the holder at any time, into such number of shares of common stock as is determined by multiplying the number of shares of Series 5-A Preferred Stock by the original issue price (as adjusted for stock splits, stock dividends, combinations and the like) and then dividing such amount by the conversion price, which is initially US$0.3125 per share. The conversion price may be adjusted from time to time as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations, sales of assets or sales of shares by us below the conversion price of the shares of Series 5-A Preferred Stock. Following any of those events, the conversion price and the number of shares issuable upon conversion of the Series 5-A Preferred Stock in effect immediately prior to those events will, concurrently with the effectiveness of those events, be proportionately decreased, increased or otherwise modified, on the terms described in the Certificate of Designations for the Series 5-A Preferred Stock.
     At any time and upon delivery of a written notice to the Company, holders of not less than the majority of the then outstanding shares of Series 5-A Preferred Stock may elect to effect an automatic conversion of each share of Series 5-A Preferred Stock outstanding into shares of the Company common stock at the then applicable conversion price.
     In addition, the Company may, at its option, convert all shares of the Series 5-A Preferred Stock into shares of common stock at the then applicable conversion price in the event the closing price of the common stock exceeds $0.65 per share for thirty consecutive trading days prior to the mailing of a conversion notice.
     RESTRICTIONS ON CERTAIN ACTIONS. So long as at least 25% of the authorized shares of Series 5-A Preferred Stock remain outstanding, we may not, without the vote or written consent by the holders of a majority of the then outstanding shares of Series 5-A Preferred Stock, voting together as a single class:
•	amend, alter or repeal the provisions of the Series 5-A Preferred Stock in the Series 5-A Preferred Stock Certificate of Designation, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series 5-A Preferred Stock;
•	repurchase, redeem or pay dividends or effect any other distribution on, shares of our capital stock ranking junior to the Series 5-A Preferred Stock, other than dividends payable in our capital stock; or
•	amend our Certificate of Incorporation (including by way of a Certificate of Designation) or our bylaws to change materially and adversely the rights, preferences, privileges or limitations of the Series 5-A Preferred Stock provided, that the foregoing shall in no way limit our ability to authorize, create or issue any class of capital stock ranking senior (in terms of dividends, liquidation preference or redemption) to, or pari passu with, the Series 5-A Preferred Stock.
WARRANTS
     As part of the Financing, we issued to the Investors warrants initially exercisable for the purchase of an aggregate of 218,400 shares of common stock at an initial exercise price of US$0.50 per share. The warrants are exercisable until September 18, 2008. The number of shares and per share purchase price under these warrants are subject to adjustment as a result of stock dividends, distributions payable in common stock or other securities, stock splits, reverse stock splits, recapitalizations, reclassifications, exchanges, reorganizations, mergers, consolidations or sales of assets. The holders of the warrants will not be entitled to any voting rights or any other rights as a stockholder of our company until they are duly exercised for shares of common stock. A copy of the form of warrant is attached as Exhibit 4.2 to this Current Report Form 8-K and is incorporated herein by reference.
OTHER PURCHASE AGREEMENT TERMS
     INDEMNITIES. We are obligated to indemnify each Investor under the Purchase Agreement against any losses or other liabilities arising out of or based upon any material breach of any representation, warranty, covenant or agreement by us in the Purchase Agreement. We do not have to make indemnity payments in excess of the aggregate purchase price paid by the purchasers for the Series 5-A Preferred Stock and warrants. The Lead Investor is obligated to indemnify us against any losses or other liabilities arising out of or based upon any material breach of any representation, warranty, covenant or agreement by the Investors in the Purchase Agreement.
     REGISTRATION RIGHTS. No sooner than six months from the Closing Date, upon demand by Investors owning at least 50% of the outstanding shares of the common stock underlying the Series 5-A Preferred Stock and related warrants, within thirty days of such demand we are obligated to file a registration statement registering their shares for public resale in the U.S., subject to the limitations and conditions set forth in the Purchase Agreement. There can only be one demand registration and the registration statement would cover:
•	the resale of all common stock issuable upon conversion of Series 5-A Preferred Stock,
•	the resale of all common stock issuable to holders of the warrants which are issued in connection with the Series 5-A Preferred Stock.
     These shares are known as “registrable securities.” The registration will be made by means of a registration statement on Form SB-2 or other appropriate form. The Purchase Agreement provides for the suspension of our registration obligations under certain circumstances in response to this right to a demand registration. For example, we can delay for limited periods any demand registration if our Board of Directors determines that the registration would be detrimental to us or the fulfillment of such obligations would require us to prepare financing statements not required to be prepared by us to comply with our obligations under the Securities and Exchange Act of 1934. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations, filings or qualifications registering the registrable securities will be borne by us. We are required to only pay for one registration. We are obligated to use commercially reasonable efforts to keep the registration statement continually effective under the Securities Act until the date which is the earliest of:
•	the date on which all registrable securities have been sold;
•	the date on which all registrable securities may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k) of the Securities Act; or
•	two years from the date the registration statement is declared effective by the SEC.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1*	Certificate of Designations or Rights and Preferences of Series 5-A Convertible Preferred Stock of the Company. filed with the Secretary of State of the State of Delaware on July 18, 2005 (filed as Exhibit 3.1 to the Company’s Form 8-K, as filed with the SEC on July 21, 2005)

4.1	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of September 18, 2006, by and among the Company and the investors listed therein.

4.2	Form of the Company Common Stock Purchase Warrant

*	Previously filed with the SEC as indicated, and hereby incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-ISTHMUS GROUP, INC.
Date: September 22, 2006	By:	/s/ David Hirschhorn
David Hirschhorn
Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Certificate of Designations or Rights and Preferences of Series 5-A Convertible Preferred Stock of the Company. filed with the Secretary of State of the State of Delaware on July 18, 2005 (filed as Exhibit 3.1 to the Company’s Form 8-K, as filed with the SEC on July 21, 2005)

4.1	Series 5-A Preferred Stock and Warrant Purchase Agreement, dated as of September 18, 2006, by and among the Company and the investors listed therein.

4.2	Form of the Company Common Stock Purchase Warrant

*	Previously filed with the SEC as indicated, and hereby incorporated by reference.